UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 30, 2022

CV SCIENCES, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-54677	80-0944970
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

10070 Barnes Canyon Road
San Diego, California 92121
(Address of principal executive offices)

(866) 290-2157
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01        Entry into a Material Definitive Agreement.

Securities Purchase Agreement

On March 30, 2022, CV Sciences, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with an institutional investor (the “Investor”), pursuant to which the Company agreed to issue and sell to the Investors in a registered direct offering (the “Offering”) (i) 700 shares of the Company’s Convertible Preferred Stock (the “Preferred Stock”), par value $0.0001 per share (the “Preferred Stock”), and (ii) warrants (the “Common Warrants”) to purchase an aggregate of 10,000,000 shares of the Company’s common stock (“Common Stock”). The shares of Preferred Stock will have a stated value of $1,000 per share and are convertible into an aggregate of 10,000,000 shares of Common Stock at a conversion price of $0.07 per share at any time.

H.C. Wainwright & Co., LLC (the “Placement Agent”), as the exclusive placement agent in connection with the Offering, the Company paid the Placement Agent a cash fee of 7.5% of the aggregate gross proceeds raised in the Offering, plus a management fee equal to 1.0% of the gross proceeds raised in the offering and reimbursement of certain expenses and legal fees. The Company also issued to designees of the Placement Agent warrants to purchase up to 750,000 shares of Common Stock (the “Placement Agent Warrants”). The Placement Agent Warrants are exercisable for $0.0875 per share and become exercisable at any time after stockholder approval; and will expire three years following the initial exercise date but in no event later than March 31, 2027.

The Company expects to receive aggregate gross proceeds from the Offering of $700,000 before deducting the placement agent’s fees and the Company’s Offering expenses. The Offering closed on March 31, 2022.

In connection with the Offering and in accordance with the Purchase Agreement, the Company plans to include in its annual meeting of stockholders the following two proposed amendments (the “Proposals”) to the Company’s Certificate of Incorporation, as amended (the “Charter”): (i) an amendment to the Charter to increase the authorized number of shares of capital stock from 200,000,000 to 800,000,000 and the authorized number of shares of Common Stock from 190,000,000 to 790,000,000 shares; and (ii) the grant of discretionary authority to the Board, at any time or times before May 30, 2025, an amendment to the Company’s Amended and Restated Articles of Incorporation, as amended, to approve and file a Certificate of Amendment to its Charter with the Secretary of State of the State of Delaware to effectuate a reverse stock split of the Company’s issued and outstanding shares of Common Stock in a range of not less than 1-for-10 and not greater than 1-for-400. The Investor have agreed in the Purchase Agreement to vote the shares of Preferred Stock purchased in the Offering in favor of such Proposals.

Pursuant to the Purchase Agreement, the Company will file a certificate of designation (the “Certificate of Designation”) with the Secretary of State of Delaware designating the rights, preferences and limitations of the shares of Preferred Stock. The Certificate of Designation will provide, in particular, that the Preferred Stock will have no voting rights, other than the right to vote as a class on certain matters, except that each share of Preferred Stock will have the right to cast 170,000 votes per share of Preferred Stock on the Proposals.

The holder of Preferred Stock will be entitled to dividends, on an as-if converted basis, equal to dividends actually paid, if any, on shares of Common Stock. The Preferred Stock is convertible into shares of Common Stock at a conversion price of $0.07 per share. The conversion price can be adjusted pursuant to the Certificate of Designation for stock dividends and stock splits, subsequent rights offerings, pro rata distributions of dividends or the occurrence of a fundamental transaction (as defined in the Certificate of Designation). The Preferred Stock can be converted at the option of the holder at any time after the issuance date.
The Common Warrants will have an exercise price of $0.10 per share, will be exercisable after stockholder approval, or the initial exercise date, and will expire three years following the initial exercise date. The exercise price and the number of shares of Common Stock issuable upon exercise of each Common Warrant is subject to appropriate adjustments in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting the Common Stock. In addition, in certain circumstances, upon a fundamental transaction, a holder of Common Warrants will be entitled to receive, upon exercise of the Common Warrants, the kind and amount of securities, cash or other property that such holder would have received had they exercised the Common Warrants immediately prior to the fundamental transaction; provided, however, that in the event of a fundamental transaction where the consideration consists solely of cash, solely of marketable securities or a combination thereof, each Common Warrant will be deemed to be exercised in full in a cashless exercise effective immediately prior to and contingent upon the consummation of such fundamental transaction. In addition, in the event of the implementation of the reverse split and in connection with an uplist to a national exchange, the holder of the Warrants will be able to reset its strike price based on the average of the five (5) VWAPs immediately prior to the date of each triggering event, the Warrants have anti-dilution protections on subsequent equity sales entitling the holder to a reset on the strike price, and the Company cannot effect a reverse stock split until the stock has traded at least $3 million in total volume following the public announcement of the execution of the Securities Purchase Agreement.

The Company may not effect the exercise of certain Common Warrants, and the applicable holder will not be entitled to exercise any portion of any such Common Warrant, which, upon giving effect to such exercise, would cause the aggregate number of shares of Common Stock beneficially owned by the holder of such Common Warrant (together with its affiliates) to exceed 4.99% of the number of shares of Common Stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of such Common Warrants.

The representations, warranties and covenants contained in the Purchase Agreement were made solely for the benefit of the parties to the Purchase Agreement and may be subject to limitations agreed upon by the contracting parties. Accordingly, the Purchase Agreement is incorporated herein by reference only to provide investors with information regarding the terms of the Purchase Agreement, and not to provide investors with any other factual information regarding the Company or its business, and should be read in conjunction with the disclosures in the Company’s periodic reports and other filings with the Securities and Exchange Commission.

The foregoing description of the Purchase Agreement, Common Warrants, Placement Agent Warrants and the Certificate of Designation do not purport to be complete and are qualified in their entirety by reference to the full text of the form of Purchase Agreement, Common Warrants and Certificate of Designation which are filed as Exhibits 10.1, 4.1, 4.2, and 3.1, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

The legal opinion, including the related consent, of Procopio, Cory, Hargreaves & Savitch LLP relating to the issuance and sale of the Preferred Stock and the shares issuable upon the conversion of the Preferred Stock and the exercise of the Common Warrants is filed as Exhibit 5.1 hereto. The legal opinion, including the related consent, of Carter Ledyard & Milburn LLP with respect to the legality of the Common Warrants is filed as Exhibit 5.2 hereto.

Item 3.03         Material Modifications to Rights of Security Holders.

The disclosure required by this Item and included in Item 1.01 of this Current Report is incorporated herein by reference.

Item 5.03         Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The disclosure required by this Item and included in Item 1.01 of this Current Report is incorporated herein by reference.

Item 9.01         Financial Statements and Exhibits.

Exhibit No.	Description
3.1	Certificate of Designation of Preference, Rights and Limitations of Convertible Preferred Stock
4.1	Form of Warrant
4.2	Form of Placement Agent Warrant
5.1	Opinion of Procopio, Cory, Hargreaves & Savitch LLP
5.2	Opinion of Carter Ledyard & Milburn LLP
10.1	Form of Securities Purchase Agreement, dated March 30, 2022
23.1	Consent of Procopio, Cory, Hargreaves & Savitch LLP (included in Exhibit 5.1)
23.2	Consent of Carter Ledyard & Milburn LLP (included in Exhibit 5.2)
104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 1, 2022

CV SCIENCES, INC.

By: /s/ Joseph Dowling
Joseph Dowling
Chief Executive Officer

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